Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of July 7, 2019, is by and among PetIQ, LLC, an Idaho limited liability company (the “Buyer”), L. Perrigo Company, a Michigan corporation (the “Seller”), Perrigo Company plc, an Irish public limited company (the “Seller Parent”), and PetIQ, Inc., a Delaware corporation (the “Buyer Guarantor”).

WHEREAS, the Buyer, the Seller, the Seller Parent and the Buyer Guarantor entered into that certain Purchase and Sale Agreement, dated as of May 8, 2019 (the “Purchase Agreement”), pursuant to which, among other things, the Buyer has agreed to purchase and acquire all of the Purchased Interests from the Seller; and

WHEREAS, the Parties desire to amend the Purchase Agreement as provided below.

NOW THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment. Effective as of the date of this Amendment:

(a) Section 3.18(a)(i) of the Disclosure Schedule is hereby deleted in its entirety and replaced with the items set forth on Exhibit A hereto.

(b) Section 5.2 of the Disclosure Schedule is hereby amended to remove the following language: “Sale of an approximately 10 acre open lot to a third party or the sale or transfer of such lot to an Affiliate of the Seller”.

(c) Section 3.14(a)(ii) of the Disclosure Schedule is hereby amended to add the following individuals: Neal Wilmore and Stephen McKernan.

(d) Section 2.3(b)(ix) of the Disclosure Schedule is hereby amended to remove the following item: “Master Equipment Lease Agreement dated May 30, 2014, between Bank of the West and Sergeant’s Pet Care Products, Inc. (for equipment used in material handling and distribution activities in the warehouse located at 8701 S. 126th Street, Omaha, NE 68138)”.

(e) Schedule 1 of the Transition Services Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.

2. Satisfaction of Closing Conditions. The Parties hereby agree that the Closing pursuant to the Purchase Agreement shall be consummated on July 8, 2019. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that all of the conditions to Closing set forth in Article VI of the Purchase Agreement have been satisfied as of July 3, 2019 and that neither Party may refuse to consummate the transactions contemplated by the Purchase Agreement by claiming that a condition to Closing has not been satisfied; provided that (a) the Parties acknowledge and agree that the foregoing shall not limit the Parties’ obligation to comply with the covenants applicable to the Interim Period and (b) solely for the purposes of Article VIII of the Purchase Agreement and under the R&W Policy, the Parties will bring down their representations, warranties and covenants as of the Closing Date.

3. Capitalized Terms. Capitalized terms used but not defined shall have the meanings assigned to them in the Purchase Agreement.

4. Effect of this Amendment. In accordance with Section 9.10 of the Purchase Agreement, this Amendment shall constitute an amendment to the Purchase Agreement. As of and after the date of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, “hereby” or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended by this Amendment. The Parties acknowledge and agree that the Purchase Agreement, together with the schedules and exhibits thereto, remains in full force and effect and, except as expressly provided in this Amendment, the Purchase Agreement shall not be amended or otherwise modified. In the event there is a conflict between the terms of the Purchase Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Amendment shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b) This Amendment shall be governed in all respects in accordance with the provisions of Section 9.5 of the Purchase Agreement.

6. Counterparts. This Amendment may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become effective when each Party shall have received a counterpart of this Amendment signed by the other Parties. The Parties agree that the delivery of this Amendment, and the other documents, agreements and instruments to be delivered in connection with this Amendment, may be effected by means of an exchange of electronically transmitted signatures (including by electronic mail in .pdf format).

7. Headings. All headings contained in this Amendment are for convenience of reference only, do not form a part of this Amendment and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BUYER:

PETIQ, LLC

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

BUYER GUARANTOR:

PETIQ, INC.

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT]

SELLER:

L. PERRIGO COMPANY

By:	/s/ Todd Kingma
Name: Todd Kingma
Title: EVP & Secretary

SELLER PARENT:

PERRIGO COMPANY PLC

By:	/s/ Todd Kingma
Name: Todd Kingma
Title: EVP, General Counsel & Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT]